Exhibit 10.4

AMENDMENT NO. 2
TO
EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 2 (“Amendment No. 2”) to that certain Employment Agreement (“Employment Agreement”), entered into between ARTISTdirect, Inc., a Delaware corporation (the “Company”) and Robert Weingarten (“Employee”), is entered into as of July 31, 2006.  Capitalized terms used herein and not defined shall have the meanings given to them in the Employment Agreement.

RECITALS

WHEREAS, the parties hereto entered into the Employment Agreement effective as of July 28, 2005, as amended; and

WHEREAS, the parties hereto desire to amend the Employment Agreement, all upon the terms and conditions set forth herein.

NOW, THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged, the parties agree to the terms and conditions set forth herein.

1.             Compensation.  Section 5 shall be amended to include the following language at the end of the last paragraph:

“The formula bonus and discretionary bonus, if any, shall be paid during the first half of the next calendar year following the period for which such bonus relates.”

2.             Termination.  Section 7(f)(ii)(B) shall be amended by deleting the first phrase thereof following “(B)” and replacing it with the following language:

“by Employee pursuant to Section 7(d) above, the Company shall pay Employee the Severance Amount as hereinafter defined, less required withholdings, in twelve (12) equal semi-monthly installments over the six (6) month period immediately following such termination; provided, however, that to the extent necessary to avoid adverse tax consequences pursuant to Section 409A of the Internal Revenue Code of 1986, as amended, the Severance Amount shall be paid in a lump sum six (6) months after Employee becomes entitled to the Severance Amount.”

The remainder of Section 7(f)(ii)(B) shall continue unamended.

3.             Conflicts.  Except as expressly set forth in this Amendment No. 2, the terms and provisions of the Employment Agreement shall continue unmodified and in full force and effect.  In the event of any conflict between this Amendment No. 2 and the Employment Agreement, this Amendment No. 2 shall control.

4.             Governing Law.  This Amendment No. 2 shall be governed and construed under the laws of the State of California, and shall be binding on and shall inure to the benefit of the parties and their respective successors and permitted assigns.

IN WITNESS WHEREOF,   the parties hereto have executed this Amendment No. 2, effective as of the date written above.

“EMPLOYEE”	“COMPANY”

Robert Weingarten	ARTISTdirect, Inc.

/s/ Robert Weingarten	By:Frederick W. Field
Robert Weingarten	Frederick W. Field Its: Chairman